EX-99.23.i

J. W. BROWN (1911-1995)                       BROWN, CUMMINS & BROWN CO., L.P.A.                 JOANN M. STRASSER
JAMES R. CUMMINS                                ATTORNEYS AND COUNSELORS AT LAW                  AARON A. VANDERLAAN
ROBERT S BROWN                                         3500 CAREW TOWER                          LAWRENCE A. ZEINNER
DONALD S. MENDELSOHN                                    441 VINE STREET
LYNNE SKILKEN                                       CINCINNATI, OHIO 45202
AMY G. APPLEGATE                                   TELEPHONE (513) 381-2121                      OF COUNSEL
KATHRYN KNUE PRZYWARA                              TELECOPIER (513) 381-2125                     GILBERT BETTMAN
MELANIE S. CORWIN                                                                                (1917 - 2000)
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                                                            September 26, 2001


Securities Management & Timing Funds
620 Woodmere Avenue, Suite B
Traverse City, Michigan 49686


Gentlemen:

         A legal opinion that we prepared was filed with your Registration
Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                     Very truly yours,

                                         /s/

                                     Brown, Cummins & Brown Co., L.P.A.